UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2007 (October 23, 2007)
Date of Report (Date of earliest event reported)

GENESIS PHARMACEUTICALS ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	333-86347	65-1130026
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park Laiyang City, Yantai, Shandong Province, People’s Republic of China 710075
(Address of principal executive offices)

(0086) 535-7282997
Registrant’s telephone number, including area code

Genesis Technology Group, Inc.
7900 Glades Road, Suite 420, Boca Raton, Florida 33434
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2007, Genesis Technology Group, Inc. (the “Company”) received confirmation from the Department of State of Florida (“Department”) that the amendment filed by the Company to its Articles of Incorporation to change its name, change its principal office and mailing address, and increase its authorized number of shares of common stock (“Amendment”) was duly filed with the Department on October 16, 2007. The effective date of the Amendment was October 12, 2007. A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K.

Pursuant to the Amendment:

The Company’s name was changed to “Genesis Pharmaceuticals Enterprises, Inc.”

The Company’s principal office and mailing address was changed from 7900 Glades Road, Suite 420, Boca Raton, Florida 33434 to Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park, Laiyang City, Yantai, Shandong Province, People’s Republic of China 710075.

The Company’s authorized number of shares of common stock was increased from 200,000,000 to 600,000,000 shares.

Item 9.01          Financial Statements and Exhibits.

Exhibit	Description
3.1	Articles of Amendment filed with the Department of State of Florida on October 16, 2007 with an effective date of October 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS PHARMACEUTICALS ENTERPRISES, INC.
(Registrant)

Date: October 26, 2007	/s/ Cao Wubo
Name: Cao Wubo
Title: Chief Executive Officer